                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 24, 1998

                               -------------------

                          CONCENTRA MANAGED CARE, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware
    (State or other                                        04-3363415
    jurisdiction of             000-22751               (I.R.S. Employer
     incorporation)      (Commission File Number)    Identification Number)

    312 Union Wharf
 Boston, Massachusetts
 (Address of principal                                        02109
   executive offices)                                      (Zip code)

       Registrant's telephone number, including area code: (617) 367-2163

                                 Not Applicable
                  (former address if changed since last report)

                                 AMENDMENT NO. 1

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K filed March 2, 1998 as set forth in the pages attached hereto:

Item 2. Acquisition or Disposition of Assets

      On February 24, 1998, Concentra Managed Care, Inc. ("Concentra") acquired all of the outstanding shares of Preferred Payment Systems, Inc. in exchange for approximately $15 million in cash, 7.1 million shares of Concentra common stock and the assumption by Concentra of PPS options totalling approximately 580,000 shares (for each share of PPS common stock outstanding at the time of the acquisition, Concentra issued 2.6474 shares of Concentra common stock). PPS, now known as "Concentra Preferred Systems," became a wholly owned subsidiary of Concentra. The transaction was accounted for as a pooling of interests. Concentra purchased the stock of PPS from PPS' thirty shareholders on the date the transaction was consummated. Certain of these shareholders, who had been officers of PPS prior to the acquisition, became officers of Concentra Preferred Systems following the effective date of the acquisition.

      PPS, founded in 1990, is a nationwide provider of specialized cost containment and outsourcing services for healthcare payors. Through its portfolio of products, PPS reduces costs ordinarily payable on medical bills submitted by healthcare providers and the administrative expense associated with reviewing and analyzing such bills. PPS' services include professional fee negotiation, line-item analysis, and other specialized audit and bill review processes, as well as access to a nationwide PPO network. Concentra intends to continue using the assets of PPS in a manner consistent with PPS' past practice and in furtherance of the delivery of services described above.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Consolidated Financial Statements of Business Acquired

           Preferred Payment Systems, Inc. and Subsidiary Report of Independent Public Accountants

           Consolidated Balance Sheets as of December 31, 1997, 1996 and 1995

           Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995

           Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1997, 1996 and 1995

           Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995

           Notes to Consolidated Financial Statements

(b)        Consolidated Condensed Pro Forma Financial Statements (Unaudited)

           Pro Forma Consolidated Condensed Balance Sheet as of December 31,
           1997

           Pro Forma Consolidated Condensed Statements of Operations for the years ended December 31, 1997, 1996 and 1995

           Notes to Pro Forma Consolidated Condensed Financial Statements

(c)        Exhibits

                    Preferred Payment Systems, Inc.
                             and Subsidiary

                   Consolidated Financial Statements
                 as of December 31, 1997, 1996 and 1995
                     Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Preferred Payment Systems, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheets of PREFERRED PAYMENT SYSTEMS, INC. (a Delaware corporation) AND SUBSIDIARY as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Preferred Payment Systems, Inc. and Subsidiary as of December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Chicago, Illinois
February 16, 1998
(except with respect to
matters discussed in
Note 10, as to which the
date is February 24,
1998)

                                                                       Exhibit 1

                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                        December 31, 1997, 1996 and 1995

                    ASSETS                          1997          1996         1995
----------------------------------------------  -----------   -----------   -----------
CURRENT ASSETS:
   Cash and cash equivalents                    $ 2,530,193   $ 2,164,528   $   634,537
   Accounts receivable, less allowance for
     doubtful accounts of $1,254,204,
     $283,129 and $230,164 for 1997, 1996 and
     1995, respectively                           7,032,161     3,597,958     4,067,064
   Prepaid expenses                                 356,091            --            --
                                                -----------   -----------   -----------
              Total current assets                9,918,445     5,762,486     4,701,601
                                                -----------   -----------   -----------

PROPERTY AND EQUIPMENT, net                       1,517,816     1,290,650       792,363

OTHER ASSETS:
   Deferred financing costs, net                  1,586,484     1,167,995            --
   Goodwill, net                                 33,481,596        72,836            --
   Other                                             43,597         2,935       110,918
                                                -----------   -----------   -----------
              Total other assets                 35,111,677     1,243,766       110,918
                                                -----------   -----------   -----------
              Total assets                      $46,547,938   $ 8,296,902   $ 5,604,882
                                                ===========   ===========   ===========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                                       Exhibit 1
                                                                       Continued

                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                        December 31, 1997, 1996 and 1995

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         1997            1996          1995
----------------------------------------------    ------------    ------------    ----------

CURRENT LIABILITIES:
   Current maturities of long-term debt           $  7,000,000    $  3,125,000    $       --
   Accounts payable                                  1,190,922         547,039       319,518
   Accrued expenses                                  2,045,023       1,152,170       576,460
   Commissions payable                               1,393,209         970,515     1,571,780
                                                  ------------    ------------    ----------
              Total current liabilities             11,629,154       5,794,724     2,467,758
                                                  ------------    ------------    ----------

LONG-TERM INTEREST PAYABLE                             401,092         100,273            --
                                                  ------------    ------------    ----------

LONG-TERM DEBT:
   Line of credit                                      500,000         500,000            --
   Term loan                                        34,500,000      15,875,000            --
   Convertible Subordinated Notes                   10,000,000      10,000,000            --
   Subordinated Notes                                7,000,000       7,000,000            --
                                                  ------------    ------------    ----------
              Total long-term debt                  52,000,000      33,375,000            --
                                                  ------------    ------------    ----------

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, 1,000,000 shares
     authorized and 0 shares issued and
     outstanding during the years                           --              --            --
   Common stock, $.01 par value, voting,
     10,000,000 shares authorized in 1997
     and 1996; 1,810,631 and 1,186,631 shares
     issued and outstanding in 1997 and 1996,
     respectively                                       18,106          11,866            --
   Common stock, Class A, no par value,
     9,500,000 shares authorized in 1995;
     1,146,000 shares issued and outstanding
     in 1995                                                --              --         1,146
   Common stock, Class B, no par value, 500,000
     shares authorized in 1995; 24,531 shares
     issued and outstanding in 1995                         --              --        95,200
   Additional paid-in capital                        9,923,604         127,968            --
   Accumulated earnings (deficit)                  (27,424,018)    (31,112,929)    3,040,778
                                                  ------------    ------------    ----------
              Total stockholders' equity
                (deficit)                          (17,482,308)    (30,973,095)    3,137,124
                                                  ------------    ------------    ----------
              Total liabilities and
                stockholders' equity (deficit)    $ 46,547,938    $  8,296,902    $5,604,882
                                                  ============    ============    ==========

           The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                                                                       Exhibit 2
                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

              For the Years Ended December 31, 1997, 1996 and 1995

                                           1997          1996           1995
                                       -----------   -----------   ------------
NET REVENUE                            $34,927,024   $22,995,806   $ 22,313,762

DIRECT COSTS                             9,252,762     6,335,990      7,768,670
                                       -----------   -----------   ------------
              Gross profit              25,674,262    16,659,816     14,545,092

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSE                              12,782,824     8,287,138      7,652,559

DEPRECIATION AND AMORTIZATION            1,264,392       386,710        187,205
                                       -----------   -----------   ------------
              Income from operations    11,627,046     7,985,968      6,705,328

INTEREST EXPENSE (INCOME)                3,694,658       909,515        (46,895)

MINORITY INTEREST IN INCOME OF
   SUBSIDIARY                              556,000            --             --
                                       -----------   -----------   ------------
              Income before state
                replacement taxes        7,376,388     7,076,453      6,752,223

PROVISION FOR STATE REPLACEMENT TAXES      212,909       171,463        138,020
                                       -----------   -----------   ------------
NET INCOME                             $ 7,163,479   $ 6,904,990   $  6,614,203
                                       ===========   ===========   ============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                                       Exhibit 3
                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              For the Years Ended December 31, 1997, 1996 and 1995

                                           Common Stock Issued
                                            (Number of Shares)               Amount ($)
                                   -------------------------------   ---------------------------
                                     Common                           Common
                                     Stock      Class A    Class B    Stock   Class A    Class B
                                   ---------  ----------   -------   -------  -------   --------
BALANCE, December 31, 1994                --   1,126,000    22,864   $    --  $ 1,126   $ 88,712
    Issuance of common stock              --      20,000     1,667        --       20      6,488
    Net income                            --          --        --        --       --         --
    Distributions to stockholders         --          --        --        --       --         --
                                   ---------  ----------   -------   -------  -------   --------

BALANCE, December 31, 1995                --   1,146,000    24,531        --    1,146     95,200
    1996 Transaction               1,170,531  (1,146,000)  (24,531)   11,705   (1,146)   (95,200)
    Issuance of common stock          16,100          --        --       161       --         --
    Net income                            --          --        --        --       --         --
    Distributions to stockholders         --          --        --        --       --         --
                                   ---------  ----------   -------   -------  -------   --------

BALANCE, December 31, 1996         1,186,631          --        --    11,866       --         --
    Issuance of common stock         624,000          --        --     6,240       --         --
    Issuance of equity                    --          --        --        --       --         --
    Accretion to redemption value         --          --        --        --       --         --
    Elimination of accretion to
       redemption value                   --          --        --        --       --         --
    Net income                            --          --        --        --       --         --
    Distributions to stockholders         --          --        --        --       --         --
                                   ---------  ----------   -------   -------  -------   --------

BALANCE, December 31, 1997         1,810,631          --        --   $18,106  $    --   $     --
                                   =========  ==========   =======   =======  =======   ========

                                   Additional    Retained     Stockholders'
                                     Paid-in     Earnings        Equity
                                     Capital     (Deficit)      (Deficit)
                                   ----------  ------------   ------------
BALANCE, December 31, 1994         $       --  $  2,564,401   $  2,654,239
    Issuance of common stock               --            --          6,508
    Net income                             --     6,614,203      6,614,203
    Distributions to stockholders          --    (6,137,826)    (6,137,826)
                                   ----------  ------------   ------------

BALANCE, December 31, 1995                 --     3,040,778      3,137,124
    1996 Transaction                   84,641            --             --
    Issuance of common stock           43,327            --         43,488
    Net income                             --     6,904,990      6,904,990
    Distributions to stockholders          --   (41,058,697)   (41,058,697)
                                   ----------  ------------   ------------

BALANCE, December 31, 1996            127,968   (31,112,929)   (30,973,095)
    Issuance of common stock        6,709,348            --      6,715,588
    Issuance of equity              3,086,288            --      3,086,288
    Accretion to redemption value          --    (1,226,219)    (1,226,219)
    Elimination of accretion to
       redemption value                    --     1,226,219      1,226,219
    Net income                             --     7,163,479      7,163,479
    Distributions to stockholders          --    (3,474,568)    (3,474,568)
                                   ----------  ------------   ------------

BALANCE, December 31, 1997         $9,923,604  $(27,424,018)  $(17,482,308)
                                   ==========  ============   ============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                                       Exhibit 4

                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                      1997            1996           1995
                                                 ------------    ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                    $  7,163,479    $  6,904,990    $ 6,614,203
   Adjustments to reconcile net income to net
     cash provided by operating activities-
       Depreciation and amortization                  985,536         386,710        187,205
       Loss recorded on property and equipment        278,856              --             --
       Minority interest in income of
          subsidiary                                  556,000              --             --
       Changes in assets and liabilities-
          Accounts receivable                      (1,618,489)        469,106       (130,133)
          Prepaids                                   (356,091)             --             --
          Accounts payable                            605,063         227,521        120,159
          Accrued expenses                            620,194          51,643       (256,485)
          Commissions payable                         265,899        (601,265)      (418,711)
          Interest payable                            300,819         624,340             --
                                                 ------------    ------------    -----------
              Net cash provided by operating
                activities                          8,801,266       8,063,045      6,116,238
                                                 ------------    ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                (609,754)       (820,973)      (347,312)
   Cash paid in About Health Transaction, net     (26,000,412)             --             --
   Change in other assets                             (37,434)         28,900        (24,287)
                                                 ------------    ------------    -----------
              Net cash used in investing
                activities                        (26,647,600)       (792,073)      (371,599)
                                                 ------------    ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of long-term debt        26,489,243      37,500,000             --
   Payments on long-term debt                      (3,989,243)     (1,000,000)            --
   Distributions to stockholders and minority
     interest                                      (3,759,949)    (41,058,697)    (6,137,826)
   Issuance of common stock                            68,198          43,488          6,508
   Deferred financing costs                          (596,250)     (1,225,772)            --
                                                 ------------    ------------    -----------
              Net cash provided by (used in)
                financing activities               18,211,999      (5,740,981)    (6,131,318)
                                                 ------------    ------------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                        365,665       1,529,991       (386,679)

CASH AND CASH EQUIVALENTS, beginning of year        2,164,528         634,537      1,021,216
                                                 ------------    ------------    -----------
CASH AND CASH EQUIVALENTS, end of year           $  2,530,193    $  2,164,528    $   634,537
                                                 ============    ============    ===========

                                                                       Exhibit 4
                                                                       Continued


                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                1997        1996       1995
                                             ----------   --------   --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
     Cash paid during the period-
       Interest                              $3,859,587   $301,044   $ 22,734
       Taxes                                    176,013    120,296    225,445
                                             ==========   ========   ========

SUPPLEMENTAL DISCLOSURE OF NONCASH
   TRANSACTIONS:

     Issuance of equity in connection with
       About Health Transaction and the
       Merger of About Health into PPS       $9,733,678   $     --   $     --
                                             ==========   ========   ========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                 PREFERRED PAYMENT SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


1.  DESCRIPTION OF BUSINESS

    Preferred Payment Systems, Inc. and Subsidiary (the "Company" or "PPS") was incorporated in August, 1996 as the successor to an Illinois corporation organized in July, 1990. PPS is a leading nationwide provider of specialized cost containment and outsourcing services for healthcare payors. Through its comprehensive portfolio of services, the Company reduces for its clients costs ordinarily payable on medical bills submitted by healthcare providers and the administrative expense associated with reviewing and processing medical bills. The Company's clients include indemnity health insurers, HMOs and other managed care organizations, third-party administrators, reinsurers, large self-insured employers, Blue Cross and Blue Shield organizations and Taft-Hartley funds.

2.  CERTAIN TRANSACTIONS

    1996 Transaction

    On August 31, 1996, the Company completed a series of transactions involving funds managed by TA Associates, Inc., a private equity firm based in Boston, Massachusetts (collectively, the "TA Investors"), and senior officers of the Company (the "1996 Transaction"). In connection with the 1996 Transaction, TA Investors invested $17.0 million to acquire $10.0 million in Convertible Subordinated Notes of the Company (the "Convertible Subordinated Notes") pursuant to a Convertible Note Purchase Agreement (the "Convertible Note Purchase Agreement") and $7.0 million of Subordinated Notes of the Company (the "Subordinated Notes") pursuant to a Subordinated Loan Agreement (the "Subordinated Loan Agreement"). Each $1,000 principal amount of Convertible Subordinated Notes is convertible into one share of the Company's Redeemable Preferred Stock and one share of the Company's Convertible Preferred Stock. In connection with the 1996 Transaction, the Company also incurred $20.5 million of indebtedness under a senior credit facility from two banks (the "1996 Credit Facility"). The specific terms of these loans are described more fully in Note 4. The Company, in turn, used the net proceeds from these financing transactions to make distributions to its stockholders in an aggregate amount of approximately $36.0 million and to purchase outstanding options for approximately $430,000.

    About Health Transaction

    On July 31, 1997, the Company and About Health, Inc. ("About Health") formed Preferred Payment Systems, LLC (the "Operating Company") for the purpose of combining their businesses (the "About Health Transaction"). In connection with the About Health Transaction, the Company contributed all of its assets to the Operating Company in exchange for 10,000 Class A Preferred Units and 1,405,754 common units in the Operating Company and the assumption by the Operating Company of substantially all the liabilities of the Company other than the Convertible Subordinated Notes. About Health contributed substantially all of its assets to the Operating Company in exchange for $25.8 million in cash, 593,517 common units (valued at $5.20 per share) in the Operating Company and the assumption by the Operating Company of substantially all of the liabilities of About Health. In connection with the About Health Transaction, the Company amended and restated the 1996 Credit Facility (as so amended and restated, the "1997 Credit Facility") to increase the amount available for borrowing by approximately $26.5 million. The additional funds borrowed under the

    1997 Credit Facility were used to finance the $25.8 million cash payment to the About Health stockholders and the fees associated with the About Health Transaction and the amendment of the 1996 Credit Facility. On a fully diluted basis, the Company owned 80% of the Operating Company plus a security redeemable for $5 million. Profits, losses and cash distributions of the Operating Company were generally allocated 80% to the Company and 20% to About Health.

    The About Health Transaction has been accounted for using the purchase method. The purchase price was allocated to the fair value of the assets acquired as follows:

          Accounts receivable                   $1,815,714
          Other assets                               3,228
          Property, plant and equipment            189,946
          Accounts payable and accrued
             expenses                             (468,274)
                                                ----------
                                                $1,540,614
                                                ==========

    The excess of the purchase price over the net assets acquired of $27.5 million has been recorded as goodwill and is being amortized on a straight-line basis over 30 years.

    The following unaudited pro forma results of operations data for fiscal 1997, 1996 and 1995 assumes that the About Health Transaction and the Merger of About Health into PPS occurred as of January 1, 1995 (in thousands, except per share amounts):

                            Years Ended December 31
                          -------------------------
                            1997     1996     1995
                          -------  -------  -------
          Net revenue     $43,826  $33,130  $25,394
                          =======  =======  =======

          Net income      $ 5,257  $ 9,023  $ 2,783
                          =======  =======  =======

    The pro forma net income for 1997 includes a one-time charge of approximately $3.7 million for bonuses relating to About Health.

    Merger of About Health into PPS

    Effective October 31, 1997, About Health merged into the Company, by exchanging all of its outstanding common shares for an aggregate of 593,517 shares of Common Stock of the Company. The transaction was accounted for using the purchase method of accounting. The total purchase price associated with the Merger was approximately $6.6 million, was recorded as goodwill and is being amortized on a straight-line basis over 30 years. In connection with the Merger, the Operating Company became a wholly owned subsidiary of the Company.

    From the date of the About Health Transaction through the date of the Merger, the Company recorded minority interest expense of $556,000 related to the minority owners' 20% interest in the Operating Company. Upon completion of the Merger, the remaining minority interest liability was reversed.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Principles of Consolidation

    The financial statements consolidate the accounts of PPS and its wholly owned subsidiary. All intercompany items and transactions have been eliminated.

    Cash and Cash Equivalents

    Cash and cash equivalents consist of cash in banks and overnight securities.

    Revenue Recognition

    The majority of the Company's fees is based on a percentage of the savings generated as a result of the bill analysis performed. The Company recognizes revenue upon completion of the bill analysis and as the invoice is generated. Revenue may be adjusted through the issuance of credit memos should a final disposition of the bill differ from the initial analysis performed by the Company. A reserve has been established to provide for any future adjustments when the revenue is initially recorded.

    Property and Equipment

    Property and equipment have been recorded at their cost. For both financial and tax reporting purposes, depreciation is computed using the straight-line and declining balance methods.

    At December 31, 1997, 1996 and 1995, property and equipment, along with the corresponding useful lives consisted of the following:

   Asset Description         1997         1996        1995          Life
----------------------    ----------   ----------  ----------   ---------------
Computer equipment        $1,647,585   $1,294,980  $   818,695  5 years
Office equipment             366,270      296,195      160,481  5 to 7 years
Furniture and fixtures       387,101      255,166      197,972  7 years
Leasehold improvements       230,957      175,891       24,111  Length of lease
                          ----------   ----------  -----------
Total property and
   equipment               2,631,913    2,022,232    1,201,259

Less- Accumulated
   depreciation            1,114,097      731,582      408,896
                          ----------   ----------  -----------
Total property and
   equipment, net         $1,517,816   $1,290,650  $   792,363
                          ==========   ==========  ===========

    Deferred Financing Costs

    As a result of the financing that was obtained in connection with the 1996 Transaction and the About Health Transaction, the Company incurred financing fees of $1,225,772 and $596,250, respectively, which are being amortized over the terms of the related loans. For the year ended December 31, 1997 and 1996, amortization totaled approximately $170,000 and $58,000, respectively.

    Goodwill

    The cost of acquired businesses in excess of the fair value of identifiable net assets acquired has been recorded as goodwill and is being amortized over 30 years on a straight-line basis. As of December 31, 1997, amortization related to goodwill was approximately $440,000.

    The Company reviews goodwill for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. To date, no such events or changes in circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the acquired businesses are less than the carrying value of the related goodwill. The impairment loss in such instances would adjust the goodwill to its fair value.

    Concentration of Credit Risk

    Concentration of credit risk is limited to trade accounts receivable and is subject to the financial condition of certain major clients, including insurance companies and large corporations. The Company does not require collateral or other security to support a clients' receivables. The Company conducts periodic reviews of its clients' financial conditions and vendor payment practices to minimize collection risks on trade accounts receivable.

    As shown in the following table, the Company had two clients which each accounted for more than 10% of the Company's net revenue for the years ended December 31, 1997, 1996 and 1995:

                            1997    1996    1995
                            ----    ----    ----
          Customer A        13.3%   15.9%   23.9%
          Customer B        10.0    12.5    14.3
                            ----    ----    ----
                            23.3%   28.4%   38.2%
                            ====    ====    ====

    Fair Value of Financial Instruments

    The carrying amounts of cash, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of the items. The carrying values of the line of credit and the term loan approximate their fair value primarily due to the floating interest rates associated with the debt instruments. Although the interest rate on the Subordinated Notes is fixed, the carrying value reasonably approximates the fair value at both December 31, 1997 and 1996. The conversion, redemption and put rights associated with the Convertible Subordinated Notes are features that affect the fair value of the debt instrument. However, at December 31, 1996, mainly because only a short time had elapsed since the Company had issued the Convertible Subordinated Notes, the carrying value reasonably approximated the fair value. At December 31, 1997, the approximate fair value of the Convertible Subordinated Notes is $15.7 million.

    Accretion to Redemption Value of the Convertible Preferred Stock

    As more fully discussed in Note 4, the holders of the Convertible Subordinated Notes have the right to convert into Redeemable Preferred Stock and Convertible Preferred Stock. The Convertible Preferred Stock is convertible into an aggregate of 968,316 shares of common stock of the Company. The holders originally had a put right associated with these shares, which was exercisable in 2003 and 2004. Accretion to redemption value had been previously recorded which represented straight-line accretion to the redemption dates from the date of the 1996 Transaction through September 30, 1997. This put right was canceled effective October 1, 1997, therefore, accretion to redemption value has been eliminated as of this date.

    Management's Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.  DEBT

    In August, 1996, the Company entered into the 1996 Credit Facility with a syndicate of two banks, which provided for $25 million of senior debt, $20 million of which was in the form of a term loan and $5 million of which was available pursuant to a line of credit. In connection with the About Health Transaction (see Note 2), the Company entered into an amended and restated credit facility (as so amended and restated, the 1997 Credit Facility) to increase the term loan portion by $26.5 million. The Company is obligated to make quarterly principal and interest payments on the term loan (bearing interest of 7.8% and 8.0% at December 31, 1997 and 1996, respectively) and quarterly interest payments on the line of credit (bearing interest at 9.0% and 9.25% at December 31, 1997 and 1996, respectively). The 1997 Credit Facility expires in September, 2001. The 1997 Credit Facility also provides for mandatory principal prepayments from the proceeds of certain sales of assets or equity or in the event the Company exceeds specified levels of cash flow. The Company can elect to have interest on its borrowings based either on the prime rate, the federal funds rate, or LIBOR, plus in each case a margin which varies according to the ratio of total debt to EBITDA, as defined. The Company is also obligated to enter into interest rate swaps with an aggregate notional principal amount equal to at least 50% of the outstanding term loan and with a maturity of at least three years to reduce the impact of interest rate fluctuations.

    The Subordinated Notes mature on August 31, 2003, and bear interest at 10% per annum, payable quarterly. Beginning February, 2002, the Company is required to make semiannual principal payments on the Subordinated Notes of $1.7 million. Under the Subordinated Loan Agreement, the Company is required to prepay the Subordinated Notes in whole upon a qualifying public offering, sale of the Company, or other change in control, as defined.

    The Convertible Subordinated Notes are convertible at any time by the holder into 10,000 shares of Redeemable Preferred Stock and 10,000 shares of Convertible Preferred Stock. The Convertible Subordinated Notes mature in August, 2006, subject to the right of the holders to accelerate the maturity of the Convertible Subordinated Notes upon a public equity offering, a qualifying sale of the Company, or a merger resulting in a change in majority ownership of the Company and subject to the right of the holders to require the Company to redeem 50% of the outstanding principal amount of the Convertible Subordinated Notes on or after August, 2003 and 100% of the outstanding principal amount of the Convertible Subordinated Notes on or after August, 2004. The Convertible Subordinated Notes bear interest at 5%, 2% being payable quarterly and 3% being deferred and payable upon redemption or maturity. The Redeemable Preferred Stock is redeemable for $5 million. The 10,000 shares of Convertible Preferred Stock issuable upon conversion of the Convertible Subordinated Notes are convertible into an aggregate of 968,316 shares of Common Stock. The Convertible Preferred Stock originally provided for a put right, exercisable no earlier than 2003. Effective October 1, 1997, the put right was canceled.

    In March, 1997, the Company entered into an interest rate swap agreement with its primary lender, which ends on December 31, 1999. The agreement allows the Company to hedge a notional amount ranging between $4.2 million and $9.1 million on a quarterly basis. The amount hedgable decreases through the life of the swap agreement. During 1997, the impact of swapping variable interest rate for a fixed interest rate was immaterial to the Company's interest expense.

    Long-term debt at December 31, 1997 and 1996, consists of the following:

                                            1997         1996
                                        -----------  -----------
        Line of credit                  $   500,000  $   500,000
        Term loan                        41,500,000   19,000,000
        Convertible Subordinated Notes   10,000,000   10,000,000
        Subordinated Notes                7,000,000    7,000,000
                                        -----------  -----------
                                         59,000,000   36,500,000

        Less- Current maturities          7,000,000    3,125,000
                                        -----------  -----------
               Total long-term debt     $52,000,000  $33,375,000
                                        ===========  ===========

    The scheduled maturity of long-term debt outstanding at December 31, 1997, is as follows:

                  1998                               $ 7,000,000
                  1999                                10,500,000
                  2000                                12,000,000
                  2001                                12,000,000
                  2002 and thereafter                 17,500,000
                                                     -----------
                                                     $59,000,000
                                                     ===========

5.  INCOME TAXES

    The Company's shareholders have elected S Corporation taxing status. Thus, the Company's taxable income is taxed directly to its shareholders. The Company continues to pay state taxes in Illinois, Pennsylvania, California and Utah based on its taxable income.

6.  COMMITMENTS AND CONTINGENCIES

    Preferred Provider Agreements

    The Company has agreements with certain preferred provider organizations ("PPOs") to market the PPO networks to its customers. As part of the arrangement, the Company provides analysis of the care provider bills. The Company pays a commission of a specified percentage of the PPS fee to the PPO on each case analyzed. These fees are recorded as commission expense and included as a direct cost in the accompanying statements of income at the same time that revenue is recorded.

    Lease Commitments

    The aggregate rental expense under noncancelable leases was $614,258, $340,619 and $292,095 for fiscal years ended 1997, 1996 and 1995, respectively.

    At December 31, 1997, future minimum rental commitments (excluding escalation payments and capitalized lease obligations) for all noncancelable leases are as follows:

                    1998                      $1,044,836
                    1999                       1,027,675
                    2000                         318,404
                    2001                           9,257
                    2002 and thereafter               --
                                              ----------
                                              $2,400,172
                                              ==========

    Employment Agreements

    The Company has employment agreements with certain key members of management. These agreements provide for annual base salaries of $1 million in the aggregate. The agreements expire either on August 31, 1998, or July 31, 1999, and are renewable for successive one-year terms, unless terminated by either party.

    Legal Proceedings

    The Company is not involved in any material legal proceedings.

7.  EMPLOYEE BENEFIT PLAN

    On January 1, 1993, the Company established a savings plan under the provisions of Section 401(k) of the Internal Revenue Code for eligible employees. Employee contributions may be supplemented by matching Company contributions on a discretionary basis. No Company contributions are required. For 1997 and 1996, the Company matched 25% of employee contributions, limited to 7% of gross earnings per employee. The Company's 401(k) contributions were approximately $128,000, $55,000 and $43,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

8.  CAPITAL STOCK AGREEMENTS

    The Company, its existing shareholders and the TA Investors are parties to a Shareholders' Agreement which provides for certain rights of first refusal and co-sale rights in the event that a stockholder receives a bona fide offer to sell his shares. The agreement also provides for pro rata rights to participate in certain sales of additional securities by the Company. The agreement further provides for "bring-along rights" whereby, if specified stockholders determine to sell their shares, the other stockholders are also required to sell their shares. Separate Registration Rights Agreements were entered into in connection with the 1996 Transaction and the About Health Transaction that provide certain stockholders with registration rights with respect to their shares of Common Stock.

9.  STOCK OPTION PLANS

    In connection with the 1996 Transaction, the Company canceled all outstanding stock options and terminated all existing stock option plans. In return for the cancellation of outstanding options, the Company made a cash payment to the holders of these options, which resulted in a compensation charge of approximately $484,000. Upon the cancellation of the options, the Company adopted the 1996 Replacement Stock Option Plan. The Company reserved 27,833 shares of common stock for grant under this plan. On August 30, 1996, the Company granted options to purchase 27,833 shares to the individuals that held options in the prior plan ("1993 Stock Option Plan") with grant prices ranging between $.30 and $2.58 per share. These options vest between the date of grant and two years.

    As of August 30, 1996, the Company adopted a 1996 Incentive Stock Option Plan for its key employees. The Plan is administered by a committee of the Board of Directors. The plan provides for the issuance of up to 250,000 shares of common stock. The exercise price for the incentive stock options may not be less than the fair market value of the underlying Common Stock on the date of grant. The exercise price of incentive stock options granted to a participant that holds more than 10% of the issued and outstanding shares of Common Stock ("Ten Percent Holders") may not be less than 110% of the fair market value of the underlying Common Stock on the date of grant. Nonqualified stock options are not exercisable more than fifteen years after the date of grant. Incentive stock options granted to Ten Percent Holders are not exercisable more than five years after the date of grant. During 1996, the Company granted incentive stock options to purchase 135,500 shares of Common Stock at per share exercise prices ranging from $2.58 to $2.84 per share. Of these options granted, 25,300 options vested immediately on the date of grant and the remaining vest over a four-year period.

    In connection with the About Health Transaction, the Company amended and restated its 1996 Incentive Stock Option Plan to increase the number of shares reserved for issuance to 325,000 shares. During 1997, the Company granted 139,690 options with a grant price ranging between $5.20 and $11.20 per share, which approximated fair market value at the date of grant. These options vest ratably over a five-year period.

    Stock option activity for the Company's stock plans for the years ended December 31, 1997 and 1996, is as follows:

                                                                        Weighted
                                                                         Average
                                                            Exercise    Exercise
                                                  Shares     Price        Price
                                                 -------   -----------    -----
1996 INCENTIVE STOCK OPTION PLAN:
    Year ended December 31, 1996-
       Granted                                   135,500   $2.58-$2.84    $2.65
       Exercised                                  14,600    2.58-2.84      2.71
       Canceled                                       --        --           --
                                                 -------   -----------    -----
       Outstanding as of December 31, 1996       120,900   $2.58-$2.84    $2.64
                                                 =======   ===========    =====

    Year ended December 31, 1997-
       Granted                                   139,690   $5.20-$11.20   $7.93
       Exercised                                  22,650    2.58-2.84      2.60
       Canceled                                    3,800      2.58         2.58
                                                 -------   -----------    -----
       Outstanding as of December 31, 1997       234,140   $2.58-$11.20   $5.90
                                                 =======   ===========    =====

    Options exercisable-
       At December 31, 1996                       10,700   $2.58-$2.84    $2.58
                                                 =======   ===========    =====

       At December 31, 1997                       22,600   $2.58-$2.84    $2.73
                                                 =======   ===========    =====

                                                                        Weighted
                                                                         Average
                                                            Exercise    Exercise
                                                  Shares     Price        Price
                                                 -------   -----------    -----
1996 REPLACEMENT STOCK OPTION PLAN:
    Year ended December 31, 1996-
       Granted                                    27,833   $0.30-$2.58    $1.03
       Exercised                                   1,500          2.58     2.58
       Canceled                                       --        --           --
                                                 -------   -----------    -----
       Outstanding as of December 31, 1996        26,333   $0.30-$2.58    $1.23
                                                 =======   ===========    =====

    Year ended December 31, 1997-
       Granted                                        --        --           --
       Exercised                                   7,833   $0.30-$2.58    $1.00
       Canceled                                      500          1.30     1.30
                                                 -------   -----------    -----
       Outstanding as of December 31, 1997        18,000   $0.30-$2.58    $0.94
                                                 =======   ===========    =====

    Options exercisable-
       At December 31, 1996                       11,667   $0.30-$2.58    $0.30
                                                 =======   ===========    =====

       At December 31, 1997                       11,750   $0.30-$2.58    $0.56
                                                 =======   ===========    =====

    The fair value of each option is estimated on the date of grant based on the Black-Scholes option-pricing model, assuming, among other things, no dividend yield, a risk free rate of 7.09%, a volatility factor of 60% and an expected life of ten years. The weighted average fair value of options granted under the Company's stock option plans for the fiscal years ended December 31, 1997 and 1996, was $7.93 and $1.41 per share, respectively. Each option expires ten years after the date of grant. The weighted average remaining term of all outstanding options was 9.4 years as of December 31, 1997.

    The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Accordingly, no compensation expense has been recognized for the stock option plans. Consistent with the provisions of SFAS No. 123, had compensation expense for the Company's stock plans been determined based upon the fair value at the grant date using a Black-Scholes pricing model, the Company's pro forma net income would have been approximately $7.0 million and $4.3 million for the fiscal year ended December 31, 1997 and 1996, respectively.

10. MERGER WITH CONCENTRA MANAGED CARE, INC.

    Effective February 24, 1998, the Company merged with Concentra Managed Care, Inc. This transaction was accounted for as a stock-for-stock exchange and as a pooling of interests.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(b)        Consolidated Condensed Pro Forma Financial Statements (Unaudited)

The following unaudited consolidated condensed pro forma financial statements give effect to the acquisition of Preferred Payment Systems, Inc. ("PPS") by Concentra Managed Care, Inc. ("Concentra" or the "Company") using the pooling of interest method of accounting (the "Transaction"), after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma financial statements have been prepared from and should be read in conjunction with the historical financial statements and notes thereto of PPS filed under part (a) of this item and Concentra which is incorporated by reference in this Form 8-K/A.

Concentra purchased First Notice Systems, Inc. ("FNS") on June 4, 1997. On July 31, 1997, PPS combined its operations with the operations of About Health, Inc. ("About Health") and About Health merged into PPS effective as of October 31, 1997. These acquisitions were not material to the Concentra and PPS pro forma consolidated condensed financial statements and are not reflected in the pro forma amounts presented.

The unaudited pro forma consolidated condensed balance sheet gives effect to the Transaction as if it had occurred on December 31, 1997, combining the balance sheets of Concentra and PPS. The unaudited pro forma consolidated condensed statement of operations for the years ended December 31, 1997, 1996 and 1995 give effect to the Transaction as if it had occurred on January 1, 1995, combining the results of operation of Concentra and PPS.

The consolidated condensed pro forma financial statements of the Company do not purport to present the financial position or results of operations of the Company had the Transaction been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the Company. Certain reclassifications have been made to the unaudited historical financial statements to conform to the presentation used by the Company.

As a result of the Transaction, the merged companies incurred certain deal fees and transition costs, approximating $10 million (pre-tax), in connection with consummating the Transaction. The transition costs will consist principally of professional and registration fees, writeoff of deferred financing costs on debt retired, systems modification costs, costs associated with the elimination and consolidation of duplicate facilities and employee severance and relocation resulting from the Transaction. The $10 million one time pre-tax charge will be recorded in the quarter ended March 31, 1998, the period in which the Transaction was consummated.

                          CONCENTRA MANAGED CARE, INC.
                                       AND
                         PREFERRED PAYMENT SYSTEMS, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 (In thousands)
                                   (Unaudited)

                                                                      As of December 31, 1997
                                                     ----------------------------------------------------------
                                                                                  Pro Forma
                                                      Concentra       PPS        Adjustments          Combined
                                                     ----------   ----------    ---------------      ----------
Assets
Current Assets:
    Cash and cash equivalents                        $   10,046   $    2,530    $       --           $   12,576
    Accounts receivable, net                             99,931        7,032            --              106,963
    Prepaid expenses and tax assets                      25,856          356            --               26,212
                                                     ----------   ----------    ----------           ----------
        Total current assets                            135,833        9,918            --              145,751

Property and Equipment, net                              64,185        1,518            --               65,703
Intangible Assets:
    Goodwill, net                                       225,586       33,482            --              259,068
    Assembled workforce and customer lists                3,524           --            --                3,524
Other Assets                                              7,295        1,630        (1,586) [1]           7,339
                                                     ----------   ----------    ----------           ----------
                                                     $  436,423   $   46,548    $   (1,586)          $  481,385
                                                     ==========   ==========    ==========           ==========

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
    Revolving credit facilities                      $   49,000   $       --    $   49,000  [5]      $  113,048
                                                                                    15,048  [3]
    Current portion of long-term debt                       497        7,000        (7,000) [5]             497
    Accounts payable and accrued expenses                31,985        3,236         8,414  [1]          41,635
                                                                                    (2,000) [1]
    Accrued payroll and related expenses                 15,522        1,393            --               16,915
                                                     ----------   ----------    ----------           ----------
        Total current liabilities                        97,004       11,629        63,462              172,095

Long-term debt                                           98,103       52,000       (42,000) [5]          98,103
                                                                                   (10,000) [4]
Long-term deferred tax and other liabilities             17,393          401            --               17,794
Stockholders' equity (deficit)                          223,923      (17,482)      (15,048) [3]         193,393
                                                                                    10,000  [4]
                                                                                   (10,000) [2]
                                                                                     2,000  [2]
                                                     ----------   ----------    ----------           ----------
                                                     $  436,423   $   46,548    $   (1,586)          $  481,385
                                                     ==========   ==========    ==========           ==========

           See accompanying Notes to Pro Forma Consolidated Condensed
                             Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                                       AND
                         PREFERRED PAYMENT SYSTEMS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                            Year Ended December 31, 1997
                                                -------------------------------------------------------

                                                                             Pro Forms
                                                 Concentra        PPS       Adjustments       Combined
                                                ----------    ----------   --------------    ----------
Net Revenues                                    $  458,952    $   34,927   $      --         $  493,879
Cost of Services                                   357,430         9,253       9,568  [6]       376,251
                                                ----------    ----------   ---------         ----------
    Gross Profit                                   101,522        25,674      (9,568)           117,628

General and Administrative Expense                  36,224        13,607      (9,568) [6]        40,263
Amortization of Intangibles                          5,249           440          --              5,689
Non-recurring Charge                                38,625            --          --             38,625
                                                ----------    ----------   ---------         ----------
    Operating Income                                21,424        11,627          --             33,051

Interest Expense                                     8,972         3,695        (500) [7]        13,211
                                                                               1,044  [8]
Interest Income                                     (2,297)           --          --             (2,297)
Other, net                                           1,063           556          --              1,619
                                                ----------    ----------   ---------         ----------
    Income Before Taxes                             13,686         7,376        (544)            20,518

Provision for Income Taxes                          10,849           213       2,588  [9]        13,650
                                                ----------    ----------   ---------         ----------
    Net Income Before Extraordinary Items       $    2,837    $    7,163   $  (3,132)        $    6,868
                                                ==========    ==========   =========         ==========

Earnings Per Share
    Basic                                       $     0.07                                   $     0.15
    Fully Diluted                               $     0.07                                   $     0.15

Weighted Average Shares Outstanding
    Basic                                           37,924                                       45,025
    Fully Diluted                                   39,029                                       46,424

           See accompanying Notes to Pro Forma Consolidated Condensed
                             Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                                       AND
                         PREFERRED PAYMENT SYSTEMS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                            Year Ended December 31, 1996
                                                           ----------------------------------------------------------

                                                                                           Pro Forms
                                                             Concentra        PPS         Adjustments       Combined
                                                           -----------    ----------     --------------   -----------
Net Revenues                                               $   349,687    $   22,996     $      --        $   372,683
Cost of Services                                               277,839         6,336         5,753  [6]       289,928
                                                           -----------    ----------     ---------        -----------
    Gross Profit                                                71,848        16,660        (5,753)            82,755

General and Administrative Expense                              30,234         8,674        (5,753) [6]        33,155
Amortization of Intangibles                                      3,442            --            --              3,442
Non-recurring Charge                                               964            --            --                964
                                                           -----------    ----------     ---------        -----------
    Operating Income                                            37,208         7,986            --             45,194

Interest Expense                                                 2,831           910          (167) [7]         4,719
                                                                                             1,145  [8]
Interest Income                                                   (859)           --            --               (859)
Other, net                                                         836            --            --                836
                                                           -----------    ----------     ---------        -----------
    Income Before Taxes                                         34,400         7,076          (978)            40,498

Provision for Income Taxes                                      13,266           171         2,329  [9]        15,766
                                                           -----------    ----------     ---------        -----------
    Net Income Before Extraordinary Items                  $    21,134    $    6,905     $  (3,307)       $    24,732
                                                           ===========    ==========     =========        ===========

Diluted Earnings Calculation
Net Income Before Extraordinary Items Available
    to Common Stockholders                                 $    21,134                                    $    24,732
Interest on Common Stock Equivalents, net of tax                   187                                            187
                                                           -----------                                    -----------
Diluted Net Income Before Extraodrinary Items              $    21,321                                    $    24,919
                                                           ===========                                    ===========

Earnings Per Share
    Basic                                                  $      0.59                                    $      0.58
    Fully Diluted                                          $      0.57                                    $      0.56

Weighted Average Shares Outstanding
    Basic                                                       35,561                                         42,662
    Fully Diluted                                               37,293                                         44,688

           See accompanying Notes to Pro Forma Consolidated Condensed
                             Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                                       AND
                         PREFERRED PAYMENT SYSTEMS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                   Year Ended December 31, 1995
                                                -----------------------------------------------------------

                                                                                  Pro Forma
                                                Concentra         PPS            Adjustments       Combined
                                                ---------      ---------      --------------      ---------
Net Revenues                                    $ 283,041      $  22,314      $      --           $ 305,355
Cost of Services                                  229,899          7,769          5,252  [6]        242,920
                                                ---------      ---------      ---------           ---------
    Gross Profit                                   53,142         14,545         (5,252)             62,435

General and Administrative Expense                 27,632          7,840         (5,252) [6]         30,220
Amortization of Intangibles                         1,871             --             --               1,871
Non-recurring Charge                                  898             --             --                 898
                                                ---------      ---------      ---------           ---------
    Operating Income                               22,741          6,705             --              29,446

Interest Expense                                    5,499             --          1,108  [8]          6,607
Interest Income                                      (813)           (47)            --                (860)
Other, net                                            561             --             --                 561
                                                ---------      ---------      ---------           ---------
    Income Before Taxes                            17,494          6,752         (1,108)             23,138

Provision for Income Taxes                          7,633            138          2,176  [9]          9,947
                                                ---------      ---------      ---------           ---------
Net Income Before Extraordinary Items           $   9,861      $   6,614      $  (3,284)          $  13,191
                                                =========      =========      =========           =========

Earnings Per Share
    Basic                                       $    0.34                                         $    0.37
    Fully Diluted                               $    0.32                                         $    0.35

Weighted Average Shares Outstanding
    Basic                                          28,960                                            36,061
    Fully Diluted                                  30,795                                            38,190

           See accompanying Notes to Pro Forma Consolidated Condensed
                             Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                                       AND
                         PREFERRED PAYMENT SYSTEMS, INC.
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 (in thousands)
                                   (Unaudited)

(1) To record the deal fees and transition costs of $10,000 associated with the Transaction and the related estimated income tax benefit of $2,000. The $10,000 charge related to deal fees and transition costs includes the write-off of deferred financing costs related to PPS' financing arrangements of $1,586.

(2) To record the effect of the above pro forma adjustments on stockholders' equity.

(3) To record the payment of approximately $15,048 to dissenting PPS stockholders via a drawdown on Concentra's revolving credit facility.

(4) To record the conversion of PPS' $10,000 convertible subordinated notes to common stock.

(5) To record the retirement of PPS indebtedness of $49,000 via a drawdown on Concentra's revolving credit facility.

(6) To record a reclassification of PPS' historical results of operations to conform to Concentra's presentation.

(7) To eliminate interest expense related to PPS' $10,000 convertible subordinated notes.

(8) To record interest expense for the $15,048 borrowing under Concentra's revolving credit facility for payment to the dissenting PPS stockholders at an average interest rate 7.36%, 7.61% and 6.94% for the years ended December 31, 1995, 1996 and 1997, respectively.

(9) To adjust the tax provision for the pro forma adjustments and to reflect PPS as if it had been subject to federal and state income taxes for the entire year based upon an effective tax rate (approximately 41%) indicative of the statutory rates in effect during the year. Prior to the Transaction, PPS had elected to be taxed as an "S" corporation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CONCENTRA MANAGED CARE, INC.
                            (Registrant)


                            By:
                                --------------------------------------
                            Name:   Richard A. Parr II
                            Title:  Executive Vice President and General Counsel

Date: April 22, 1998

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

2.1 Agreement and Plan of Merger dated February 24, 1998 among the Registrant and Preferred Payment Systems, Inc. (incorporated by reference to Exhibit 2.2 of Concentra Managed Care, Inc.'s Annual Report on Form 10-K (File No. 000-22751) filed with the Securities Exchange Commission on March 31, 1998).